UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018

CLIC TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-208350	47-4982037
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

20200 W Dixie Hwy

Suite 1202

Aventura, FL 33180

(Address of principal executive offices)

(305) 918-1202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 31, 2018, CLIC Technology Inc. (the “Company”) dismissed East West Accounting Services LLC (“East West”) as its independent registered public accounting firm as East West’s registration with the PCAOB has been revoked. The dismissal was approved by the Company’s Board of Directors on July 31, 2018. There were no disputes or disagreements between the Company and East West during the time it was the Company’s independent registered public accounting firm starting on April 10, 2018 through the date of dismissal. East West did not provide any reports on the Company’s financial statements.

The Company provided East West with a copy of this disclosure before its filing with the SEC. The Company requested that East West provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. When received the Company will provide a copy of the letter from East West in an amendment to this report.

New Independent Registered Public Accounting Firm

The Company’s Board of Directors appointed Manohar, Chowdhry & Associates (“MCA”) as its new independent registered public accounting firm, effective as of July 31, 2018. During the two most recent fiscal years and through the date of the Company’s engagement of MCA, the Company did not consult with MCA regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

Prior to engaging MCA, MCA did not provide the Company with either written or oral advice that was an important factor considered by the Company in reaching a decision to engage MCA as its independent accounting firm.

2

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLIC TECHNOLOGY, INC.

Date: August 15, 2018	By:	/s/ Roman Bond
Roman Bond Chief Executive Officer

3